UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2015

Strongbow Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 3, 2015, we granted a total of 2,600,000 stock options to Michael Caetano, Robert Da Cunha and Robert Madzej (2,000,000 options, 300,000 options and 300,000 options, respectively). The stock options are exercisable at the exercise price of $0.10USD per share for a period of five years from the date of grant. All of these stock options vest on the date of grant.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1           Stock Option Agreement dated November 3, 2015 with Michael Caetano

10.2           Stock Option Agreement dated November 3, 2015 with Robert Da Cunha

10.3           Stock Option Agreement dated November 3, 2015 with Robert Madzej

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

Date: November 3, 2015	By:	/s/ Michael Caetano
Michael Caetano
Chief Executive Officer